  As filed with the Securities and Exchange Commission on September 28, 1999.
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ___________________

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                  Texas                                    75-1031831
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                           1145 Empire Central Place
                           Dallas, Texas 75247-4309
         (Address, including zip code, of principal executive offices)

           Frozen Food Express Industries, Inc. 401(k) Savings Plan
                           (Full title of the plan)

                             Stoney M. Stubbs, Jr.
                     Frozen Food Express Industries, Inc.
                           1145 Empire Central Place
                           Dallas, Texas 75247-4309
                                (214)-630-8090
(Name, address, and telephone number, including area code, of agent for service)

                                   Copy To:
                                Alan G. Harvey
                               Baker & McKenzie
                         2001 Ross Avenue, Suite 4500
                              Dallas, Texas 75201

                              ___________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                              Proposed
                                                                               maximum
                                                            Proposed          aggregate
  Title of securities to be           Amount to be      maximum offering       offering        Amount of
       registered (1)                 registered       price per share(2)      price(2)     registration fee
-------------------------------------------------------------------------------------------------------------
 Common Stock, $1.50 par value     1,500,000 Shares          $5.71875         $8,578,125         $2,385
=============================================================================================================

(1) The shares of common stock of Frozen Food Express Industries, Inc. (the "Company"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Company's 401(k) Savings Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on September 24, 1999, as reported on the Nasdaq National Market System.

                                    PART I
                 INFORMATION REQUIRED IN THE 10(a) PROSPECTUS


     The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Company and the Plan hereby incorporate by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

     a. the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 26, 1999 (File No. 001-10006), and as amended on June 29, 1999 (File No. 001-10006);

     b. the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 14, 1999 (File No. 001-10006);

     c. the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Commission on August 13, 1999 (File No. 001-10006);

     d. the description of the Common Stock contained in the Company's Form 8-A filed on April 26, 1972 (SEC File No. 0-6200), for registration of the Common Stock pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Officers and Directors.

     The Company is empowered by Art. 2.02-1 of the Texas Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     Article Twelve of the Company's Articles of Incorporation provides that, to the full extent permitted by Texas law, the Company is required to indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and is required to advance to such person reasonable expenses incurred by him in connection therewith.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

The following are filed as exhibits to this Registration Statement:

Exhibit No.    Description
----------     -----------

4.1 Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006).

4.2 Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, SEC File No. 1-10006).

4.3 Frozen Food Express Industries, Inc., 401(k) Savings Plan (incorporated herein by reference from Exhibit 10.16 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, SEC File No. 1-10006).

5              Opinion of Baker & McKenzie*

23.1           Consent of Baker & McKenzie (See Exhibit 5)*

23.2           Consent of Arthur Andersen LLP*

24 Power of Attorney (included on the signature page of the Registration Statement)*

* filed herewith

Item 9.   Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           (Signature Page Follows)

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 24, 1999.



                                        Frozen Food Express Industries, Inc.


                                        By:  /s/ F. DIXON MCELWEE, JR.
                                           -------------------------------------
                                             F. Dixon McElwee, Jr.
                                             Senior Vice President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr. to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr., and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Name                           Title                       Date
          ----                           -----                       ----

/s/ STONEY M. STUBBS, JR.        Chairman of the Board        September 24, 1999
----------------------------
Stoney M. Stubbs, Jr.            and President (Principal
                                 Executive Officer)


/s/ F. DIXON MCELWEE, JR.        Senior Vice President        September 24, 1999
----------------------------
F. Dixon McElwee, Jr.            and Director (Principal
                                 Financial and Accounting
                                 Officer)


/s/ CHARLES G. ROBERTSON         Executive Vice President     September 24, 1999
----------------------------
Charles G. Robertson             and Director


/s/ EDGAR O. WELLER              Vice Chairman of the Board   September 24, 1999
----------------------------
Edgar O. Weller                  of Directors

/s/ W. MIKE BAGGETT                Director                 September 24, 1999
----------------------------
W. Mike Baggett


/s/ BRIAN R. BLACKMARR             Director                 September 24, 1999
----------------------------
Brian R. Blackmarr


/s/ LEROY HALLMAN                  Director                 September 24, 1999
----------------------------
Leroy Hallman


/s/ T. MICHAEL O'CONNOR            Director                 September 24, 1999
----------------------------
T. Michael O'Connor

     The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 24, 1999.


                                        Frozen Food Express Industries, Inc.
                                        401(k) Savings Plan



                                        By: /s/ F. DIXON MCELWEE, JR.
                                           -------------------------------------
                                            F. Dixon McElwee, Jr
                                            Senior Vice President and Director
                                            (Principal Financial and Accounting
                                            Officer)

                                 Exhibit Index

     Exhibit No.      Description
     -----------      -----------

     4.1 Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006).

     4.2 Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, SEC File No. 1-10006).

     4.3 Frozen Food Express Industries, Inc., 401(k) Savings Plan (incorporated herein by reference from Exhibit 10.16 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, SEC File No. 1-10006).

     5                Opinion of Baker & McKenzie*

     23.1             Consent of Baker & McKenzie (See Exhibit 5)*

     23.2             Consent of Arthur Andersen LLP*

     24 Power of Attorney (included on the signature page of the Registration Statement)*

* filed herewith